UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2023

KINSALE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37848 (Commission File Number)	98-0664337 (I.R.S. Employer Identification No.)

2035 Maywill Street
Suite 100
Richmond, VA 23230
(Address of principal executive offices)

(804) 289-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KNSL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 18, 2023, Kinsale Capital Group, Inc. (the “Company”) entered into:

•	First Amendment to the Note Purchase and Private Shelf Agreement (the “NPA Amendment”) with PGIM, Inc. and the other noteholders party thereto; and

•
Amendment No. 1 to the Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent and as a lender, Truist Bank, as a lender, and CIBC Bank USA, as a lender.

First Amendment to the Note Purchase and Private Shelf Agreement

The NPA Amendment amends the Note Purchase and Private Shelf Agreement, dated as of July 22, 2022 (the “Original Agreement” and, together with the NPA Amendment, the “Note Purchase Agreement”).

The Original Agreement provided for the issuance of additional shelf notes from time to time (the “Shelf Notes”), provided that the total amount of notes outstanding thereunder (including the $125 million of Series A notes issued in July 2022) does not exceed $150 million (the “NPA Notes Cap”).  The NPA Amendment amends the Original Agreement to change the NPA Notes Cap to $200 million.  Pursuant to the Note Purchase Agreement, on September 18, 2023, the Company issued $50 million aggregate principal amount of 6.21% Series B Senior Notes due July 22, 2034 (collectively, the “Series B Notes”) to the note purchasers.

Amendment No. 1 to the Amended and Restated Credit Agreement

The Credit Agreement Amendment amends Section 6.01(s) of the Amended and Restated Credit Agreement to change $150,000,000 to $250,000,000 to allow for the issuance of the Series B Notes.

The foregoing descriptions of the NPA Amendment and the Credit Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the full and complete terms contained in the NPA Amendment and the Credit Agreement Amendment, a copy of each of which is attached hereto as an exhibit and incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On September 13, 2023, the Board of Directors (the “Board”) of Kinsale Capital Group, Inc. (the “Company”) adopted amendments to the Company’s Amended and Restated By-Laws (as amended and restated, the “By-Laws”) in order to update the procedures and disclosure requirements for director nominations made under the Company’s existing advance notice requirements to: (i) reflect the U.S. Securities and Exchange Commission’s adoption of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) make other technical and conforming changes. The By-Laws amendments became effective September 13, 2023.

Specifically, Section 2.5 of the By-Laws was amended to make compliance with the applicable provisions of the “universal proxy card” rules, as set forth in Rule 14a-19 of the Exchange Act a requirement for a stockholder’s eligibility to nominate a director candidate.

Additional amendments were made to the By-Laws in connection with the above and to make clarifying or conforming language changes, in addition to other technical changes.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

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Item 9.01.	Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Kinsale Capital Group, Inc.
10.1	First Amendment to the Note Purchase and Private Shelf Agreement, dated as of September 18, 2023, among Kinsale Capital Group, Inc., PGIM, Inc. and the other noteholders party thereto.
10.2
Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of September 18, 2023, among Kinsale Capital Group, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent and as lender, Truist Bank, as lender, and CIBC Bank USA, as lender.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2023
	By:	/s/ Bryan P. Petrucelli
	Name:	Bryan P. Petrucelli
	Title:	Executive Vice President, Chief Financial
Officer and Treasurer

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